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                                                 EXHIBIT 23(b)
Exhibit 23(b) - Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption
"Independent Auditors" and to the use of our report dated
February 12, 1998, with respect to the financial statements of Separate Account B in the Statement of Additional
Information incorporated by reference from the registration statement (Form N-4 No. 333-66757) of Separate Account B filed with the Securities and Exchange Commission contemporaneously with this Registration Statement. We also consent to the use of our report dated February 12, 1998, with respect to the financial statements of Golden American Life Insurance Company, and to the reference to our firm under the caption "Experts" in the Prospectus included in this Pre-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-66745) of Golden American Life Insurance Company.

Our audit also included the financial statement schedules of Golden American Life Insurance Company included in Item 16(b)(2). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                              /s/ Ernst & Young LLP


Des Moines, Iowa
February 3, 1999

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